EXHIBIT 11

Securities trading policy

NOVONIX Limited ACN 157 690 830

Table of contents

Contents
Table of contents
Securities trading policy
1	Who does this Policy apply to	3
2	Which securities does this Policy apply to	3
3	Prohibition on insider trading - applies to all Company Personnel	4
4	Restrictions on dealing in securities – applies to Restricted Persons only	5
5	Authorised Trading for Restricted Persons	5
6	Notification of trades	7
7	Restrictions on certain arrangements over NOVONIX Securities	8
8	Securities to which this Policy does not apply	9
9	Securities in other companies	9
10	Escrow	9
11	Breach	10
12	Who to contact	10
13	Review	10
14	Glossary	11

Securities trading policy

Securities trading policy

NOVONIX Limited ACN 157 690 830

1.
Who does this Policy apply to
1.1.
This Policy applies to all Company Personnel.
1.2.
Section 4 of this Policy applies to:
(a)
all Directors and other Key Management Personnel (including the CEO);
(b)
all direct reports to Key Management Personnel;
(c)
any other personnel designated by the General Counsel of the Company from time to time (collectively with paragraphs (a) and (b), Relevant Personnel); and
(d)
closely related parties (as that term is defined in the Corporations Act)1 of all Relevant Personnel,

and the persons listed above are called Restricted Persons.

1.3.
Relevant Personnel are Company Personnel who may regularly have access to sensitive Company information due to their position within the Company Group. The General Counsel of the Company maintains a list of Restricted Persons and will notify Restricted Persons of their designation.
1.4.
Where this Policy requires a Restricted Person to do something (e.g., obtain clearance in accordance with Section 6), that person must also do so for their closely related parties.
2.
Which securities does this Policy apply to
2.1.
This Policy applies to all securities issued by NOVONIX of any kind, including:
(a)
ordinary or preference shares;
(b)
debentures;
(c)
convertible notes;
(d)
bonds;
(e)
options;
(f)
American depositary shares;
(g)
interests in managed investment schemes, trusts and other financial products;
(h)
any derivatives of those securities, including equity swaps, futures, hedges and exchange-traded or over-the-counter options, whether settled by cash or otherwise; and

1 A 'closely related party' of a person (the Person) includes that Person's spouse, child, spouse's child, a dependent of the Person or Person's spouse, any other family member of the Person who is in a position of influence over, or may be influenced by, the Person, or a company controlled by the Person.

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(i)
any other financial products that are able to be traded on a financial market.
2.2.
For the purposes of this Policy, all the securities referred to above are called NOVONIX Securities.

2.3.
The circumstances in which this Policy does not apply are set out in section 8.

3.
Prohibition on insider trading - applies to all Company Personnel

Prohibition on insider trading

3.1.
No Company Personnel may, while in possession of inside information concerning the Company, in breach of the Corporations Act:

(a)
buy or sell any NOVONIX Securities at any time;

(b)
procure another person to deal in NOVONIX Securities in any way; or

(c)
pass on any inside information concerning the Company to another person for that person’s own personal gain by dealing in NOVONIX Securities in any way.
3.2.
All Company Personnel are prohibited from dealing in the securities of outside companies about which they acquire inside information through their position with the Company Group.

3.3.
Sections 3.5 and 3.6 of this Policy outlines what constitutes ‘inside information’.

3.4.
If you deal in NOVONIX Securities while you have inside information, not only are you in breach of this Policy, but you may also be in breach of the insider trading provisions of the Corporation Act, which is a criminal offence.

What is inside information

3.5.
Inside information is information that is not generally available, and which, if it were generally available:

(a)
a reasonable person would expect it would have a material effect on the price or value of NOVONIX Securities; or

(b)
would, or would be likely to, influence persons who commonly invest in securities in deciding whether to acquire or dispose of NOVONIX Securities.

3.6.
Information is considered ‘generally available’ if it is readily observable, or if it has been made known in a manner likely to bring it to the attention of persons who commonly invest in securities of the relevant type.

Speculative Trading

3.7.
If you are a Company Personnel, you must not trade in NOVONIX Securities for short term or speculative gain. Short-term trading includes buying and selling securities on market within a range of a few days to a few weeks.

4.
Restrictions on dealing in securities – applies to Restricted Persons only

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4.1.
If you are a Restricted Person, you must not deal in NOVONIX Securities except during a Trading Window or unless permitted to do so under Section 5.

4.2.
A Trading Window is:

(a)
the period within 30 days after release of the Full Year Results to ASX;
(b)
the period within 30 days after release of the Half Year Results to ASX;
(c)
the period within 30 days after release of the results of the Company's Annual General Meeting; and
(d)
any other period which the Chairman of the Board determines from time to time.

4.3.
Within a Trading Window you may deal in NOVONIX Securities so long as you are not prohibited from trading under another rule in this Policy.

4.4.
In addition, the Board, CEO or General Counsel of the Company has discretion to impose ad hoc restrictions at times when matters subject to ASX Listing Rule 3.1A are being considered (that is, potentially market sensitive matters that are not required to be disclosed immediately to the market under ASX Listing Rule 3.1 due to the application of the exceptions in ASX Listing Rule 3.1A). Any such ad hoc restrictions could be imposed on all Company Personnel or limited to Restricted Persons or individually identified Company Personnel, depending on the nature of the matter.

5.
Authorised Trading for Restricted Persons

Trading outside a Trading Window

5.1.
If a Restricted Person wishes to deal in NOVONIX Securities outside of a Trading Window, they may apply for permission to deal if exceptional circumstances exist. This is called Written Clearance.
5.2.
If Written Clearance is given, the Restricted Person will be notified in writing (including by email) and in each circumstance the duration of the Written Clearance to deal in securities will be two business days or as otherwise nominated by the Authorised Officer.
5.3.
Where Written Clearance is given the Restricted Person must notify the Company Secretary of the details of that Written Clearance for record keeping purposes.
5.4.
Unless otherwise specified in the approval notice, any dealing permitted under this section must comply with the other sections of this Policy (to the extent applicable).
5.5.
Where an application for Written Clearance is refused, it is final and binding on the Restricted Person and the Restricted Person must keep all information relating to the application confidential.

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Who can give Written Clearance

5.6.
An Authorised Officer can give Written Clearance. The Authorised Officer changes depending on who is seeking Written Clearance. The table below sets out who is an Authorised Officer.

Person seeking Written Clearance	Authorised Officer
The Chairman	Another non-executive director
The CEO, or a director or Key Management Personnel other than the Chairman	The Chairman, or in the absence of the Chairman, a non-executive director nominated by the Chairman
Any other Restricted Person	The CEO, or in the absence of the CEO, a non-executive director nominated by the CEO

5.7.
The Company Secretary must notify the Chairman where Written Clearance is given to a Restricted Person by an Authorised Officer that is not the Chairman.

When can Written Clearance be given

5.8.
Written Clearance can only be given if the proposed trade:

(a)
is not:

(i)
contrary to law;

(ii)
for speculative gain;

(iii)
to take advantage of inside information; or

(iv)
likely to be seen by the public, press, other shareholders or ASX as unfair; and

(b)
exceptional circumstances exist justifying the issue of the Written Clearance.
5.9.
Restricted Persons seeking Written Clearance must apply in writing to the relevant Authorised Officer setting out:
(a)
the details of the proposed dealing, including an explanation as to the exceptional circumstances;
(b)
the number and type of the securities the subject of the application;
(c)
the proposed date(s) for executing the proposed dealing(s); and
(d)
the reason the Written Clearance is requested.
5.10.
The Authorised Officer may, in their reasonable discretion, require further details from the requester, and may take the time they consider necessary to consider the request, including time to seek legal opinion.

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What are exceptional circumstances

5.11.
What constitutes an exceptional circumstance is a matter for the discretion of the Authorised Officer. However, exceptional circumstances may exist if the proposed trade is:

(a)
to realise cash in a time of financial hardship;

(b)
to comply with the requirement of a court order or enforceable undertaking; or

(c)
sought because delaying the trade would:

(i)
cause greater financial hardship;

(ii)
be exceptionally detrimental to the person’s family affairs; or

(iii)
be a breach of a court order.
(d)
any other circumstance that is deemed exceptional by the Authorised Officer.

Approval required

5.12.
Before any dealing in Novonix Securities is undertaken during a Trading Window, a Restricted Person seeking to trade (column A, below) must provide notification to and seek approval for any proposed dealing in NOVONIX Securities from the person/s approving the trade (column B, below):

Column A - Restricted Person Seeking to Dealing	Column B – Person/s Approving the Dealing
The CEO, or a director or Key Management Personnel other than the Chairman	The Chairman, or in the absence of the Chairman, a non-executive director nominated by the Chairman
The Chairman	Another non-executive director
Other Restricted Persons	The CEO, or in the absence of the CEO, a non-executive director nominated by the CEO

5.13.
Following approval, Restricted Persons must undertake the proposed dealing within two business days or as otherwise notified by the person providing such approval. If the dealing is not undertaken within this time, the approval will no longer have effect and a new approval will be required.

5.14.
The insider trading restriction in this Policy applies to all dealings in NOVONIX Securities despite any approval given to a Restricted Person under this Policy, and the Restricted Person is responsible for ensuring that the dealing does not breach this restriction.

6.
Notification of trades

6.1.
If a Restricted Person deals in NOVONIX Securities they must notify the company secretary of the details of all completed transactions within two business days after each transaction. This is necessary whether or not Written Clearance was required or permission was obtained before the dealing. The Company secretary maintains a register of securities transactions under this Policy.

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Trading by directors

6.2.
If you are a Director and deal in NOVONIX Securities, you must notify the Company secretary as soon as practicable so that the Company can lodge an Appendix 3Y or other prescribed form notifying ASX of the trade.

7.
Restrictions on certain arrangements over NOVONIX Securities

Margin lending

7.1.
Any dealing in NOVONIX Securities by Restricted Persons pursuant to a margin lending arrangement is not permitted. Such dealings would cover:
(a)
entering into a margin lending arrangement in respect of NOVONIX Securities;
(b)
transferring NOVONIX Securities into an existing margin loan account; and
(c)
selling NOVONIX Securities to satisfy a call pursuant to a margin loan.

Hedging of NOVONIX Securities

7.2.
Hedging includes entering into transactions in financial products that operate to limit the economic risk associated with holding NOVONIX Securities.
7.3.
Hedging of NOVONIX Securities by a Restricted Person is subject to the following overriding prohibitions:
(a)
the hedge transaction must not be entered into, renewed, altered or closed out when the Restricted Person is in possession of inside information;
(b)
NOVONIX Securities must never be hedged prior to the vesting of those NOVONIX Securities. In particular, Restricted Persons are prohibited from entering into any hedge transaction involving unvested equity held pursuant to any employee, executive or director equity plan operated by the Company; and
(c)
NOVONIX Securities must never be hedged while they are subject to a holding lock or restriction on dealing under the terms of any employee, executive or director equity plan operated by the Company.
7.4.
Restricted Persons are permitted to hedge their vested and unrestricted NOVONIX Securities on the following conditions:
(a)
the hedge transaction is treated as a dealing in NOVONIX Securities for the purposes of this Policy, and the relevant approvals and notifications are made on this basis; and
(b)
the requirements in the "Other permitted dealings" section of this Policy have been complied with.
7.5.
Where a Restricted Person enters into a hedging arrangement in respect of NOVONIX Securities, the Company may, where appropriate, disclose the fact and nature of the hedge (eg, in its Annual Report or to the ASX).

Short selling

7.6.
Short selling involves selling financial products that you have borrowed (rather than those that you own) with a view to repurchasing them later at a lower price and returning them to the lender.
7.7.
Short selling can send a negative message about the level of confidence in the prospects of the Company. It could also be speculated that short selling of NOVONOX Securities by a Restricted Person is due to their knowledge or awareness of negative information about the Company that the market is not aware of or had not fully absorbed.

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7.8.
Short selling by Restricted Persons is prohibited and will be considered a breach of this Policy.

8.
Securities to which this Policy does not apply

8.1.
The restrictions on dealings in securities in sections 4, 5 and 6 of this Policy do not apply to:

(a)
Dealings that result in no effective change to the beneficial interest of the NOVONIX Securities (eg, a transfer of NOVONIX Securities already held by a Restricted Person into a superannuation fund or other saving scheme of which the Restricted Person is a beneficiary);

(b)
The disposal of NOVONIX Securities through undertakings to accept, or the acceptance of, a takeover offer;

(c)
the acquisition of NOVONIX Securities under an offer or invitation made to all or most of the existing security holders in a company, such as a pro-rata rights issue, a security purchase plan, a dividend or distribution reinvestment plan or an equal access buy-back; or
(d)
trading under a pre-approved non-discretionary trading plan, where the Restricted Person did not enter into the plan or amend the plan outside of a Trading Window , the plan does not permit the Restricted Person to exercise any influence or discretion in relation to trading under the plan and the plan cannot be cancelled outside of a Trading Window, other than in exceptional circumstances;
(e)
participation in an employee, executive or director equity plan operated by the Company.

9.
Securities in other companies

9.1.
In general, Company Personnel are free to deal in securities in other listed companies, but should note that the Corporations Act contains various prohibitions on trading in other listed companies with which the Company may be dealing (including the Company's customers, contractors or business partners) where that person possesses 'inside' information in relation to that other company.
9.2.
Company Personnel may come into possession of inside information where they are directly involved in client relationship management or negotiating contracts. For example, where the Company Personnel is aware that the Company is about to sign a major agreement with another company.
9.3.
All Company Personnel are prohibited from dealing in the securities of outside companies about which they acquire inside information through their position with the Company Group.
9.4.
If you are in doubt, you should: (a) not trade; (b) not pass the inside information to another person; and (c) immediately seek advice from the Company's legal team.

10.
Escrow

10.1.
Any Company Personnel who holds Company securities subject to binding restrictions on transfer (either as ASX restricted securities or through voluntary escrow arrangements) must comply with the terms of any applicable escrow arrangements and will be unable to trade in those securities during that time.
10.2.
Once the escrow arrangements have ended, the Company Personnel is able to deal in those securities in accordance with the remaining provisions of this Policy.

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11.
Breach

11.1.
Breaches of the insider trading laws have serious consequences for both the Company Personnel or Restricted Person concerned and the Company. Breaches of this Policy are regarded as serious and will be subject to appropriate sanctions.
11.2.
Any person who:
(a)
is suspected of breaching this Policy may be suspended from attending the workplace on full pay pending the outcome of investigations into the alleged breach; or
(b)
is proven to have breached this Policy could face disciplinary action (including forfeiture of securities and / or suspension or termination of employment).

12.
Who to contact

12.1.
Any person who has any queries about this Policy should contact the Company Secretary.

13.
Review

13.1.
The Board will review this Policy to ensure it remains relevant to the current needs of the Company and the Board. This Policy may be amended by resolution of the Board.

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14.
Glossary

Term	Definition
NOVONIX Securities	means securities to which this Policy applies identified in section 2.1.
ASX	means ASX Limited ACN 008 624 691 or the securities exchange operated by it (as the case requires).
Authorised Officer	means the person identified in section 5.6.
Board	means the Company’s board.
CEO

means the executive officer (by whatever title known, whether chief executive officer, managing director or otherwise) with sole responsibility for the strategic and operational management of the Company.

Chairman	means the chairman of the Board.
Company	means NOVONIX Limited ACN 157 690 830.
Company Group	means the Company and its related bodies corporate (as defined in the Corporations Act).
Company Personnel

means:

(i) all Directors and employees of, and contractors to, any entity in the Company Group and any other person designated as Company Personnel by the Board in writing; and

(ii) any company, trust or other body or entity controlled by any of the persons referred to in subparagraph (i) above.

Corporations Act	means Corporations Act 2001 (Cth).
dealing

includes:

(i) buying or otherwise applying for securities, whether on or off market;

(ii) selling or otherwise disposing of securities, whether on or off market;

(iii) arranging for someone else to buy, sell or otherwise apply for or dispose of securities;

(iv) margin lending, stock lending or other financing arrangements related to securities;

(v) issuing, underwriting or varying the terms of securities; and

(vi) transferring legal ownership of securities, even where beneficial ownership does not change.

Key Management Personnel	means the key management personnel of the Company, including the CEO, the Chief Financial Officer, the Company Secretary, the General Counsel and any Executive Director.

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Policy	means this document or any amending or replacement document.
Restricted Person	means the persons identified in section 1.2.
Trading Window	means the periods identified in section 4.2.
Written Clearance	means the authority in written or electronic format to trade given under section 5.

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